                                                                  Exhibit 4.3.10

                                SECOND AMENDMENT

                  SECOND AMENDMENT, dated as of September 28, 2000 (this "AMENDMENT"), to the SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 28, 1998 (as amended by the Amendment, dated as of March 31, 2000, and as further amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among PAXSON COMMUNICATIONS CORPORATION, a Delaware corporation (the "BORROWER"), the lenders from time to time party thereto (the "LENDERS") and UNION BANK OF CALIFORNIA, N.A., as Agent.

                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, the Borrower, the Lenders and the Agent are parties to the Credit Agreement; and

                  WHEREAS, the Borrower has requested that the agent and the Lenders agree to amend certain provisions of the Credit Agreement, as more fully described herein; and

                  WHEREAS, the Agent and the Lenders are willing to amend such provisions of the Credit Agreement, but only upon the terms and subject to the conditions set forth herein;

                  NOW, THERFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto agree as follows:

                  1. DEFINITIONS. Unless otherwise defined herein, capitalized terms which are used herein shall have the meanings assigned thereto in the Credit Agreement.

                  2. AMENDMENTS TO SECTION 1.1 (DEFINED TERMS). (a) Section 1.1 is hereby amended by deleting the definition of "Leverage Ratio" and therein and substituting in lieu thereof the following new definition:

                  "LEVERAGE RATIO": at any date of determination, the ratio of
         (a) Consolidated Senior Debt of the Borrower and its Subsidiaries on such date to (b) the product of Consolidated Operating Cash Flow for the six month period ended on the last day of the month for which the Borrower shall have then most recently delivered financial statements pursuant to subsection 5.1(b)(i) MULTIPLIED by two.

                  (b) Section 1.1 is further amended by adding the following new definitions in the appropriate alphabetical order:

                  "ACQUIRED INDEBTEDNESS": Indebtedness of a Person existing at the time such Person becomes a Subsidiary or assumed in connection with the acquisition of assets from such Person.

                  "CONSOLIDATED SENIOR DEBT": at any date, the aggregate principal amount of all Consolidated Total Debt (other than Subordinated Indebtedness) outstanding on such date.

                  "SECOND AMENDMENT": the Second Amendment, dated as of September 28, 2000, to this Agreement.

                  "SECOND AMENDMENT EFFECTIVE DATE": the date on which each of the conditions precedent specified in the Second Amendment shall have been satisfied.

                  "SUBORDINATED INDEBTEDNESS": the subordinated Indebtedness of the Borrower and its Subsidiaries (a) no part of the principal of which is stated to be payable or is required to be paid (whether by way of mandatory sinking fund, mandatory redemption or otherwise) prior to June 30, 2002, and the payment of the principal of and interest on which and other obligations of the Borrower and its Subsidiaries in respect thereof are subordinated to the prior payment in full of the principal of and interest on (including post-petition interest) of the Loans on terms and conditions no less favorable to the Lenders than the terms and conditions of the Senior Subordinated Notes and (b) which otherwise contains terms and conditions no less favorable to the Lenders than the terms and conditions of the Senior Subordinated Notes.

                  3. AMENDMENT TO SECTION 2.3 (INSTALLMENTS). Section 2.3 is hereby amended by deleting the chart therein in its entirety and substituting in lieu thereof the following new chart:

                  Installment Date                         Principal Amount
                  ----------------                         ----------------
                  December 31, 2000                           $ 6,100,000
                  March 31, 2001                                6,100,000
                  June 30, 2001                                 6,100,000
                  September 30, 2001                            6,100,000
                  December 31, 2001                             6,100,000
                  March 31, 2002                               45,750,000
                  June 30, 2002                                45,750,000

                  4. AMENDMENT TO SECTION 5.13 (INTEREST RESERVE). Section 5.13(b) is hereby amended by deleting it in its entirety and substituting in lieu therefor the following new Section 5.13(b):

                  "Deposit, on January 1, 2001, and on the last Business Day of each fiscal quarter of the Borrower occurring on or about March 31, 2001 and thereafter, into the Cash Collateral Account, an amount which, when added to the Cumulative Interest Deposits as of such date, is equal to the product of (i) the sum of (A) the aggregate principal amount of Loans outstanding on such date multiplied by the Estimated Rate AND (B) the Interest Protection Amount, multiplied by (ii) a fraction, the numerator of which is the lesser of (x) 360 and (y) the number of actual days from and including such date of determination to June 30, 2002, based on a 360-day year and the denominator of which is 360."

                  5. AMENDMENTS TO SECTION 6.1 (FINANCIAL CONDITION COVENANTS).
(a) Section 6.1(a) is hereby amended by deleting the chart therein in its entirety and substituting in lieu thereof the following new chart:


                 Period                               Leverage Ratio
                 ------                               --------------
      March 31, 2001 and thereafter                     4.75:1.00


                  (b) Section 6.1(b) is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new Section 6.1(b):
"Permit the ratio of (y) the product of Consolidated Operating Cash Flow for the consecutive two quarter period ending on the last day of each calendar quarter occurring during the periods specified below MULTIPLIED by two to (z) Consolidated Cash Interest Expense for the four quarter period ending on the last day of such calendar quarter, to be less than 2.50:1.00."

                  (c) Section 6.1(c) is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new Section 6.1(c):
"Permit the ratio of (y) the product of Consolidated Operating Cash Flow for the consecutive two quarter period ending on the last day of each calendar quarter occurring during the periods specified below MULTIPLIED by two to (z) Consolidated Fixed Charges of the Borrower and it Subsidiaries for the period of consecutive four quarter period ended as of the last day of any calendar quarter ending as on or after March 31, 2001, to be less than 1.10:1.00."

                  (d) Section 6.1(e) is hereby amended by deleting it in its entirety and substituting in lieu therefor the following new Section 6.1(c):

                  "Notwithstanding the foregoing, in lieu of the Borrower complying with the requirements of subsection 6.1(a), (b), (c) or (d) hereof on or after March 31, 2001, the Borrower may instead, for the fiscal quarter ended March 31, 2001 and each fiscal quarter occurring thereafter, deposit into the Cash Collateral Account on the date on which the Borrower delivers the Officer's Certificate under subsection 5.1(b)(iv) hereof for such fiscal quarter, an amount equal to the scheduled principal payment due under Section 2.3 on the last day of the calendar quarter immediately succeeding such fiscal quarter."

                  (e) Section 6.1 is hereby further amended by adding the following new Section 6.1(f) to the end thereof:

                           "(f) MAINTENANCE OF CASH AND CASH EQUIVALENTS. Permit at any time the amount of Cash and Cash Equivalents held by the Borrower and its Subsidiaries free of any Liens to be less than $20,000,000 (including any amounts held in or on deposit in the Cash Collateral Account pursuant to Section 5.14 to cover the payment of principal hereunder and excluding any amounts held in or on deposit in the Cash Collateral Agreement pursuant to Section 5.13 in respect of the interest reserve for the Loans)."

                  (f) AMENDMENT TO SECTION 6.2 (INDEBTEDNESS). Section 6.2(h) is hereby amended by deleting the words "$10,000,000" therein and substituting in lieu therefor the words "$5,000,000."

                  6. AMENDMENT TO SECTION 6.7 (RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES). Section 6.7(g) is hereby amended by (i) deleting the "." at the end of Section 6.7(g) and substituting in lieu therefor the words ";" and
(ii) adding the following new paragraphs:

                           "(h) the sale of the communications towers and related equipment owned by the Borrower and its Subsidiaries; and

                           (i) the sale, encumbrance or other disposition without recourse of accounts receivable and related ancillary rights; PROVIDED that at no time shall more than $35,000,000 in book value as determined by GAAP of such accounts receivable (and related ancillary rights) be subject to an agreement for their sale, encumbrance or other disposition."

                  7. AMENDMENT TO THE CREDIT AGREEMENT. The Credit Agreement is hereby further amended by adding the following new Section 9.18:

                  "9.18 RELEASES OF GUARANTEES AND LIENS. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 9.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 9.1 or (ii) under the circumstances described in paragraph (b) below.

                  (b) At such time as the Loans and the other obligations under the Loan Documents (other than obligations under or in respect of Interest Rate Agreements) shall have been paid in full and the Commitments have been terminated, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person."

                  8. CONSENT. The Lenders hereby consent to the amendment of
Section 8 of the Cash Collateral Agreement to insert immediately following the words "at any time interest" the words "or scheduled payments of principal."

                  9. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective on the date upon which the following conditions precedent shall have been satisfied (the "EFFECTIVE DATE"):

                  (a) the Agent shall have received counterparts of this Amendment, executed and delivered by a duly authorized officer of the Borrower, the Agent and each of the Lenders; and

                  (b) the Borrower shall have paid to the Agent an amendment fee of equal to $305,000 which shall be shared ratably with each Lender.

                  10. REPRESENTATIONS AND WARRANTIES. The Borrower hereby confirms, reaffirms and restates the representations and warranties set forth in
Section 3 of the Credit Agreement; PROVIDED that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment. The Borrower represents and warrants that
(a) as of the date hereof, no Default or Event of Default has occurred and is continuing and (b) this Amendment shall be a "Loan Document.".

                  11. CONTINUING EFFECT OF LOAN DOCUMENTS. This Amendment shall not constitute a waiver or amendment of any other provision of the Credit Agreement or any other Loan Document not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Agent or the Lenders. Except as expressly amended hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect.

                  12. COUNTERPARTS. This Amendment may be executed by the parties hereto in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                  13. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

                                       PAXSON COMMUNICATIONS CORPORATION


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                                       UNION BANK OF CALIFORNIA, N.A., as Agent
                                        and as a Lender



                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:



                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:



                                       KZH ING-2 LLC


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:




                                       KZH SOLEIL LLC



                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                                                                               7
                                       KZH SOLEIL-2 LLC



                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:





                                       ARCHIMEDES FUNDING, L.L.C.

                                       By:  ING Capital Advisors LLC, as
                                                Collateral Manager


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:




                                       THE ING CAPITAL SENIOR SECURED HIGH
                                       INCOME FUND HOLDINGS, LTD.



                                        By:  ING Capital Advisors Inc., as
                                                 Investment Manager



                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


                                       ELF FUNDING TRUST I

                                       By:  Highland Capital Management, L.P.,
                                               as Collateral Manager



                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                                       GALAXY CLO 1999-1, LTD.


                                       By:  SAI Investment Advisor, Inc., its
                                                Collateral Manager



                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


                                       KZH HIGHLAND-2 LLC



                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:



                                       GLENEAGLES TRADING LLC



                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:



                                       KZH STERLING LLC



                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:



                                       ARCHIMEDES FUNDING III, LTD.



                                       By:  ING Capital Advisors LLC, as
                                                 Collateral Manager



                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                                       COOPERATIVE CENTRALE RAIFFEISEN-
                                       BOERENLEENBANK B.A.


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title: